                                                           EXHIBIT 11.1



AMERICAN SKIING COMPANY
PRO FORMA EPS EXHIBIT
JULY 27, 1997
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

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

                                                                                JULY 27,
                                                                                  1997

PRIMARY CALCULATION
  Pro forma net loss                                                                     (3,177)

  Accretion of mandatorily redeemable preferred stock discount                             (921)
  Accretion of mandatorily redeemable preferred stock issuance costs                     (1,123)
                                                                                     -----------

  Pro forma net loss available to common shareholders                                    (5,221)
                                                                                     -----------

  Weighted average shares outstanding                      1,000,000
  Effect of stock split (note 16)                           14.76053
                                                         -----------
                                                                                     14,760,530

  Leslie B. Otten stock options                            1,853,197                        -
  Management stock options                                   622,038                    622,038
  Minority interest shareholders                             615,022                       -
  Employee stock options                                     108,108                       -
  Mandatorily redeemable preferred stock                   2,110,518                       -
  Offering shares                                         14,750,000                 14,750,000
                                                                                    -----------
                                                                                     30,132,568
                                                                                    -----------

  Primary earnings per share                                                              (0.17)
                                                                                    -----------

FULLY DILUTED CALCULATION

  Net loss                                                                               (3,177)

  Accretion of preferred stock discount                                                    (921)
  Accretion of issuance costs                                                            (1,123)
                                                                                    -----------

  Net loss available to common shareholders                                              (5,221)
                                                                                    -----------


  Weighted average shares outstanding                      1,000,000
  Effect of stock split (note 16)                           14.76053
                                                         -----------
                                                                                     14,760,530

  Leslie B. Otten stock options                            1,853,197                        -
  Management stock options                                   622,038                    622,038
  Minority interest shareholders                             615,022                    615,022
  Employee stock options                                     108,108                        -
  Mandatorily redeemable preferred stock                   2,110,518                  2,110,518
  Offering shares                                         14,750,000                 14,750,000
                                                                                    -----------

                                                                                     32,858,108
                                                                                    -----------

  Fully diluted earnings per share                                                        (0.16)
                                                                                    ------------

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